Exhibit 10.(e).
Huntington Bancshares Incorporated
Compensation Committee Resolutions
July 18, 2006
Re:
First Amendment to the 2004 Stock and Long-Term Incentive Plan
WHEREAS, the Board of Directors of Huntington Bancshares Incorporated (the “Corporation”) previously adopted the 2004 Stock and Long-Term Incentive Plan (the “2004 Stock Plan”), effective January 1, 2004 for Long-Term Performance Awards with cycles beginning on or after January 1, 2004 and for grants of non-qualified stock options, incentive stock options, restrictive stock, restrictive stock units, stock appreciation rights, and deferred stock beginning on or after April 27, 2004 (collectively the “Awards”); and
WHEREAS, Section 2.6 defines the term “Cause” as used in the 2004 Stock Plan; and
WHEREAS, Article 18 of the 2004 Stock Plan provides that this Committee may at any time and from time to time amend the 2004 Stock Plan; and
WHEREAS, this Committee deems it desirable and in the best interests of the Corporation to adopt an amendment to the 2004 Stock Plan to expand the definition of Cause in Section 2.6 by adding a new Section 2.6(d) as follows:
The Participant has acted within the course of Participant’s employment or separation of employment with the Corporation in a manner that the Corporation deems not to be in the best interest of the Corporation.
NOW, THEREFORE, BE IT RESOLVED, that Section 2.6 of the 2004 Stock Plan shall be amended and that the First Amendment to the 2004 Stock Plan, as presented to this Committee and as indicated on Exhibit A attached hereto, be, and hereby is, adopted and approved effective for all Awards issued pursuant to the 2004 Stock Plan from and after January 1, 2004.
FURTHER RESOLVED, that the officers of this Corporation be and they hereby are, authorized and directed to do any and all things and to take any and all action which they deem necessary or advisable in order to carry out the intent and purpose of these resolutions.

Exhibit A
First Amendment to The 2004 Stock and Long-Term Incentive Plan
          Effective as of January 1, 2004, Section 2.6 of the 2004 Stock and Long-Term Incentive Plan is hereby amended by adding a new clause Section 2.6(d) to the definition of “Cause” as follows:
The Participant has acted within the course of Participant’s employment or separation of employment with the Corporation in a manner that the Corporation deems not to be in the best interest of the Corporation.